Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 2-80883, 333-37210, 333-147801, 333-210054, 333-265245, 333-276001, and 333-282229) on Form S-8, (Nos. 333-276002 and 333-277713) on Form S-3, and (No. 333-291948) on Form S-4 of our report dated February 26, 2026, with respect to the consolidated financial statements of Old Republic International Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 26, 2026